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                                                                EXHIBIT 10.15


                             STOCK PLEDGE AGREEMENT

     THIS STOCK PLEDGE AGREEMENT ("Agreement") is made as of this ____ day of April, 1995, by and between SUPERIOR CONSULTANT COMPANY, INC., A MICHIGAN, corporation ("Secured Party" or the "Company") and Robert R. Tashiro (the "Shareholder").

                                   WITNESSETH

     WHEREAS, the Shareholder and Secured Party have agreed to the sale by Secured Party 205,882 shares of the common stock of the Company (the "Shares") to Shareholder in accordance with the terms and conditions of the Shareholder Agreement entered into by the parties of even date herewith.

     WHEREAS, pursuant to the Shareholder Agreement, the Shareholder delivered a promissory note in the amount of the subscription price (the "Note").

     WHEREAS, the Shareholder has agreed to grant Secured Party a security interest in the Shares to secure Shareholder's obligations under the Note.

     THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Agreement, the parties agree as follows:

1.   TERMS OF PLEDGE; RELEASE OF SHARES.

     a. Shareholder hereby pledge and grants to Secured Party a security interest in the Shares represented by Certificate Numbers 4, 6, 8, 10, 12, 14, 16, 18, 20, 22, 24, 26, 28, 30, 32, 34, 36, 38, 40 and 42 (the
     "Certificates") to secure payment under the Note.

     b. Shareholder has delivered the Certificates for the Shares to the Secured Party to be held in escrow as security for payment of the Note.

     c. Secured Party hereby acknowledges receipt of the certificate for the Shares and separate stock powers to be held according to the terms of this Agreement.

     d. Nothing in this Agreement shall be construed as restricting the ability of Shareholder to sell, assign, encumber, convey, or transfer the Shares, provided that such Shares shall continue to be subject to the terms of this Agreement and the Stock Transfer Restriction Agreement entered into by the parties of even date herewith ("Sock Transfer Restriction Agreement").

     e. The Shares shall be delivered by Secured Party to the Shareholder upon receipt of all required payments of principal under the Note.

2. WARRANTY. Shareholder has title to the Shares, free of all liens and encumbrances, except the security interest created hereby, and has full power and authority to execute this Agreement,

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     to perform his/her obligations hereunder and to subject the Shares to the security interest created hereby.

3.   EVEN OF DEFAULT.  The following shall constitute Events of Default:

     a. In the event of nonpayment by the Shareholder of any amounts due and owing to Secured Party under the Note, which Shareholder has not cured within thirty (30) days after receipt of notice of such default, the Shareholder may, at his/her option, surrender to the Company all of his/her rights, title and interest in the number of shares that equal 1/20 of the total number of Shares. In the event the Shareholder does not surrender the shares as stated above, the Company shall have the right to require the full unpaid principle under the Note immediately due and payable.

     b. In the event a default occurs in the performance of any of the covenants or conditions contained in the Note or the Stock Transfer Restriction Agreement or an Exercise Event (as defined in the Stock Transfer Restriction Agreement) occurs with respect to the Maker, the Company shall also have the right to require the full unpaid principal under the Note immediately due and payable.

The Secured Party may exercise, in addition to the rights and remedies granted hereby, all rights and remedies of a secured party under the Uniform Commercial Code as adopted in Michigan, or any other applicable law.

4. NOTICE. If any notice is required under this Agreement, such notice shall be deemed duly given if personally served or if mailed, postage prepaid, by first class certified mail, return receipt requested, to the address which either the Company or Shareholder has theretofore specified by written notice delivered in accordance herewith.

5. ASSIGNMENT. This Agreement is not assignable by either of the parties hereto.

6. RIGHTS AND DISTRIBUTIONS. Shareholder shall be entitled to exercise all voting and other rights with respect to the Shares, and to receive all distributions with respect to the Shares, until the occurrence of an Event of Default and the assertion by Secured Party of its right to exercise any rights with respect to the Shares. In the event of the declaration of any stock dividend or split, the amount thereof applicable to the pledged Shares shall be issued and endorsed over to the Secured Party as further security hereunder.
If an Event of Default occurs and the Secured Party exercises any rights with respect to the Shares, all future rights to distributions and other rights with respect to the Shares shall immediately become vested in the Secured Party.
The exercise of any of these rights by the Secured Party without formal sale of the Shares within thirty (30) days of such exercise shall constitute complete discharge of the Note.

7. WAIVER. No delay or omission on the part of the Secured Party in exercising any right remedy under this Agreement shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder.

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8. GOVERNING LAW.  This Agreement shall be governed by the laws of the State of
Michigan, and the parties consent to the jurisdiction of the courts of record of Michigan for all proceedings in connection with this Agreement.

9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to its subject matter; supersedes all prior and contemporaneous agreements, representations and understandings of the parties; and may not be amended or modified except written instrument executed by both parties.

10. BINDING AGREEMENT. This Agreement shall be binding upon and the benefits hereof shall inure to the parties and their respective heirs, representatives, successors and assigns.

11. NON-RECOURSE. Notwithstanding the foregoing, in any action or proceeding brought under the Note or this Stock Pledge Agreement, no deficiency or other money judgment shall be enforced against Shareholder personally but only against the Shareholder's Stock and the proceeds and profits of Shareholder's Stock, it being understood that nothing contained herein shall be construed to limit or impair the lien of the Stock Pledge Agreement and of the Company on Shareholder's Stock.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ___ day of April, 1995.


                                     SHAREHOLDER



                                     _________________________________
                                     Robert R. Tashiro


                                     SECURED PARTY

                                     SUPERIOR CONSULTANT COMPANY, INC.



                                     By:______________________________
                                        Its:__________________________


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